Exhibit 4.25

EXECUTION COPY

OSKAR MOBIL A.S.

€325,000,000

7.50% First Priority Senior Secured Notes due 2011

Purchase Agreement

October 6, 2004

J.P. Morgan Securities Inc.
ABN AMRO Bank N.V.
UBS Limited
WestLB AG, London Branch
As Representatives of the
   several Initial Purchasers listed
   in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
125 London Wall
London EC2Y 5AJ

Ladies and Gentlemen:

Oskar Mobil a.s, a joint stock company organized under the laws of the Czech Republic (the “Issuer”), proposes to issue and sell to the several Initial Purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), €325,000,000 principal amount of its 7.50% first priority senior secured notes due 2011 (the “Notes”).  As more fully provided in the Indenture referred to below, the Notes will be guaranteed by (a) Oskar Holdings N.V., a public limited liability company (naamloze vennootschap) organized under the laws of the Netherlands (the "Parent Guarantor"), (b) Oskar Finance B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“Oskar Finance”) and (c) any future subsidiary of the Parent Guarantor that (i) guarantees the Senior Credit Facility (as defined below) or other indebtedness of the Issuer, the Parent Guarantor, Oskar Finance or any other restricted subsidiary of the Parent Guarantor or (ii) owns or generates 10% or more of the consolidated assets, revenues, EBITDA or investments of the Parent Guarantor and certain of its subsidiaries (together, the “Future Guarantors” and, together with the Parent Guarantor and Oskar Finance, the “Guarantors”) on a senior secured basis as to the payment of principal, premium, if any, interest, and additional amounts, if any, (collectively, the “Guarantees” and, together with the Notes, the “Securities”).  The Securities are to be issued under an Indenture to be dated as of the Closing Date (as defined in Section 2(a) below) (the “Indenture”) among the Issuer, the Guarantors, JPMorgan Chase Bank, as trustee (the “Trustee”) and J. P. Morgan Europe Limited , as joint security agent (the "Joint Security Agent").

The Securities will be sold to the Initial Purchasers without being registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom.  The Issuer has prepared a preliminary offering memorandum dated September 27, 2004 (the “Preliminary Offering Memorandum”), and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Issuer, the Guarantors and the Securities.  Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Issuer to the Initial Purchasers pursuant to the terms of this Agreement.  The Issuer hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

In connection with the issuance and sale of the Securities, (i)(A) the Parent Guarantor will pledge the share capital of Oskar Finance and any Future Guarantor to secure its obligations under its Guarantee and (B) Oskar Finance will pledge the share capital of the Issuer that it will own as of the Closing Date (as defined below) to secure its obligations under its Guarantee (each of the above, a “Share Charge” and, collectively the “Share Charges”), (ii) the Issuer will (A) grant a security interest in (1) its principal trademarks, (2) its telecommunications network, (3) its receivables from bank account maintenance agreements and (4) certain of its insurance proceeds, in each case to secure its obligations under the Notes, (iii) each of the Guarantors will grant a security interest in its respective bank accounts to secure their obligations under their Guarantees (each, a “Security Pledge” and, collectively, the “Security Pledges”) and (iv) the Issuer and each of the Guarantors will pledge any intercompany loan among the Parent Guarantor and any of its Restricted Subsidiaries (as defined in the Indenture) and any shareholder loan made to any Restricted Subsidiaries, to secure the obligations of the Issuer and the Guarantors under the Securities (each, a “Security Assignment” and, collectively, the “Security Assignments”).  The security granted by the Issuer, Oskar Finance and the Parent Guarantor under the Share Charges, the Security Pledges and the Security Assignments will be a first-priority lien on and security interest in such collateral. The Share Charges, the Security Pledges and the Security Assignments are hereinafter referred to as the “Security Documents” and the security granted by the Security Documents is referred to as the "Security Interests".

In connection with the issuance and sale of the Securities, the Issuer, the Guarantors, J.P. Morgan Europe Limited, as Facility Agent (as defined under the Senior Credit Facility), and the lenders party thereto will enter into a credit agreement dated on or around October 6, 2004 (the "Senior Credit Facility").  The obligations of the Issuer and the Guarantors under the Senior Credit Facility will have the benefit of senior secured guarantees from the Guarantors and will also have the benefit of the first-priority security interests evidenced by the Security Documents.  The Notes, the Guarantees and the obligations under the Senior Credit Facility will share in the Security Interests on a pari passu basis pursuant to an intercreditor agreement dated on or around October 7, 2004 (the “Intercreditor Agreement”) among the Issuer, the Guarantors, the Facility Agent, the Trustee and the Security Agent.

The Security Documents, the Senior Credit Facility and the Intercreditor Agreement are hereinafter referred to as the “Finance Documents”.

The Issuer hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1.

Purchase and Resale of the Securities.    (a) The Issuer agrees to issue and sell the Notes, and the Guarantors agree to issue and sell the Guarantees, to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97.5% of the principal amount thereof plus accrued interest, if any, from October 13, 2004 to the Closing Date.  The Issuer will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.  The Issuer also agrees to pay J.P. Morgan Securities Inc. on the Closing Date a work fee of 0.25% of the aggregate principal amount of the Securities.

(b)

The Issuer understands that the Initial Purchasers will offer the Securities for resale on the terms set forth in the Offering Memorandum.  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)

it and each of its affiliates has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or which would require registration of the Securities under the Securities Act and

(ii)

it and each of its affiliates has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)

within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)

in accordance with the restrictions set forth in Annex A hereto.

(c)

Each Initial Purchaser acknowledges and agrees that the Issuer and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(f) and 5(g) of this agreement, counsel for the Issuer and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex A hereto), and each Initial Purchaser hereby consents to such reliance.

(d)

The Issuer acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

2.

Payment and Delivery.    Payment for and delivery of the Securities will be made at the offices of Cravath, Swaine & Moore LLP, London, England, at 10:00 A.M., London time, on October 13, 2004, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Issuer may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(a)

Payment for the Securities on the Closing Date shall be made to the Issuer or caused to be made to the Issuer by the Initial Purchasers by wire transfer of same-day funds to such account or accounts as the Issuer shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the Securities.  Securities sold within the U.S. to QIBs in reliance on Rule 144A will initially be represented by one or more global notes in registered form without interest coupons attached (the “Rule 144A Global Notes”).  Securities sold outside the U.S. in reliance on Regulation S under the Securities Act will initially be represented by one or more global notes in registered form without interest coupons attached (the “Regulation S Global Notes” and, together with the Rule 144A Global Notes, the “Global Notes”).  On the Closing Date, the Global Notes will be deposited with, and held by, JPMorgan Chase Bank, in London, England, in its capacity as common depositary (the “Common Depositary”), as custodian for Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), and registered in the name of the Common Depositary, or its nominee, as nominee for Euroclear and Clearsteam, Luxembourg, and will be credited with an amount equivalent to their respective portion of the aggregate principal amount of the Global Notes.  The Issuer agrees to make the Global Notes available for inspection by the Representatives on behalf of the Initial Purchasers in London, England at least 24 hours prior to the Closing Date.

3.

Representations and Warranties of the Issuer and the Guarantors.  The Issuer and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that:

(a)

Offering Memorandum.  The Preliminary Offering Memorandum, as of its date, did not, and the Offering Memorandum (in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date) will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuer in writing by any Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

(b)

Financial Statements.  The financial information and the financial statements and the related notes thereto included in the Preliminary Offering Memorandum and the Offering Memorandum, taken as a whole, present fairly the consolidated financial position of the Parent Guarantor and its subsidiaries, as of the dates indicated and the results of their consolidated operations and the changes in their consolidated cash flows for the periods specified; such financial statements have, and such financial information has, been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby; and the operating data of the Parent Guarantor and its subsidiaries included in the Preliminary Offering Memorandum and the Offering Memorandum has been accurately derived from the accounting records or operating systems of the Parent Guarantor and its subsidiaries.

(c)

No Material Adverse Change.  Since the respective dates as of which information is given in the Preliminary Offering Memorandum and the Offering Memorandum, except as otherwise disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, (i) there has not been any change in the capital stock or long-term debt of the Parent Guarantor or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Parent Guarantor or any of its subsidiaries on any class of capital stock, (ii) there has not been any material adverse change in or affecting the business, properties, management, financial position, results of operations or prospects of the Parent Guarantor and its subsidiaries taken as a whole; (iii) none of the Parent Guarantor or any of its subsidiaries has entered into any transaction or agreement (other than the Senior Credit Facility) that is material to the Parent Guarantor and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Parent Guarantor and its subsidiaries taken as a whole; and (iv) none of the Parent Guarantor or any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(d)

Organization and Good Standing.  The Parent Guarantor and each of its subsidiaries has been duly organized and is validly existing for an unlimited duration under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Parent Guarantor and its subsidiaries taken as a whole or on the performance by the Issuer and the Guarantors of their obligations under the Notes and the Guarantees (a “Material Adverse Effect”).  The Parent Guarantor does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 2 to this Agreement.

(e)

Capitalization.  The issued share capital of the Parent Guarantor and each of its subsidiaries is (or, in the case of the Issuer, will be as of the Closing Date) as set forth in the Preliminary Offering Memorandum and the Offering Memorandum under the heading “Capitalization” and otherwise, and all the outstanding ordinary shares or other equity interests of the Parent Guarantor and each subsidiary of the Parent Guarantor have been duly and validly authorized and issued, are fully paid, and (except as otherwise disclosed in the Preliminary Offering Memorandum and the Offering Memorandum) are owned directly or indirectly by the Parent Guarantor, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(f)

Due Authorization.  The Issuer and each of the Guarantors have full right, power and authority to enter into this Agreement, the Securities, the Indenture (including the Guarantees contained therein) and the Finance Documents (collectively, the “Transaction Documents”), as applicable, and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(g)

Indenture.  The Indenture has been duly authorized by the Issuer and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuer and each of the  Guarantors enforceable against the Issuer and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws relating to and affecting the enforcement of creditors’ rights generally or by equitable principles (including concepts of materiality, reasonableness and fair dealing) (regardless of whether enforcement is considered in a proceeding in equity or law) or the discretion of the court before which any proceeding is brought (collectively, the “Enforceability Exceptions”).

(h)

Notes and Guarantees.  The Notes have been duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(i)

Creation of Security Interests. Each of the Guarantors owns (or, in the case of Oskar Finance, will own on the Closing Date) the shares it will pledge on the Closing Date, pursuant to the applicable Share Charges, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (other than liens under the Share Charges or as described in the Offering Memorandum).  Each of the Issuer and the Guarantors owns the assets it has pledged, pursuant to the applicable Security Pledges, free and clear of any lien, charge, encumbrance, security interest, restriction on transfer or any other claim of any third party (other than liens under the Security Pledges or as described in the Offering Memorandum).  Each of the Share Charges, Security Pledges and Security Assignments, when executed and perfected as provided for therein, will create the security interest which is expressed to be created by such Security Document and evidence the security interest it is expressed to evidence (except as described in the Offering Memorandum).  Except as described in the Offering Memorandum, the obligations under the Securities will be secured by (i) a perfected first-priority pledge by the Parent Guarantor of the share capital of Oskar Finance, (ii) a perfected first-priority pledge by Oskar Finance of the share capital of the Issuer that it will own as of the Closing Date, (iii)(A) a perfected first-priority security interest granted by the Issuer in (1) its principal trademarks, (2) its telecommunications network, (3) its receivables from bank account maintenance agreements and (4) certain of its insurance proceeds, (iv) a perfected first-priority security interest granted by each of the Guarantors in their respective bank accounts and (v) a perfected first-priority security interest granted in any intercompany loan among the Parent Guarantor and any Restricted Subsidiary and any shareholder loan made to any Restricted Subsidiary.  Such collateral, in each case, as of the Closing Date, will not be subject to any prior or pari passu ranking security, other than pursuant to the Security Documents.

(j)

Purchase Agreement.  This Agreement has been duly authorized, executed and delivered by the Issuer and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of the Issuer and each of the Guarantors enforceable against the Issuer and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(k)

Finance Documents.  Each of the Finance Documents has been or, as the case may be, will be duly authorized, executed and delivered by the Issuer and each of the Guarantors, as applicable, and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of the Issuer and each of the Guarantors as applicable, enforceable against the Issuer and each of the Guarantors, as applicable, in accordance with its terms, subject to the Enforceability Exceptions and except as described in the Offering Memorandum.

(l)

Fair Summaries.  The descriptions in the Offering Memorandum of statutes, legal, governmental and regulatory proceedings and contracts and other documents (including the Transaction Documents) are accurate summaries in all material respects; and the statements in the Offering Memorandum under the headings “Business―Legal proceedings", "Industry―Regulatory overview and licenses", "Description of other indebtedness", "Certain tax considerations", "Risk factors―Risks relating to regulatory and legislative matters" and (insofar as it purports to summarize Czech or Dutch law) " Risk factors―Risks relating to the guarantees and collateral" accurately summarize the matters therein described in all material respects.

(m)

No Violation or Default.  Neither the Parent Guarantor nor any of its subsidiaries is (i) in violation of its articles of association or other similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent Guarantor or any of its subsidiaries is a party or by which the Parent Guarantor or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject; (iii) in violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority or (iv) in violation of, or in default under, and no event has occurred that, with notice or lapse of time or both, would constitute such a default under, any license, certificate, permit or authorization issued by any governmental or regulatory authority, except, in the case of clauses (ii), (iii) and (iv) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)

No Conflicts.  The execution, delivery and performance by the Issuer and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and compliance by the Issuer and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, taken together, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result (other than pursuant to the Security Documents) in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Parent Guarantor or any of its subsidiaries, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent Guarantor or any of its subsidiaries is a party or by which the Parent Guarantor or any of its subsidiaries is bound or to which any of the property or assets of the Parent Guarantor or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association  or other similar organizational documents of the Parent Guarantor or any of its subsidiaries, (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority or (iv) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any license, certificate, permit or authorization issued by any governmental or regulatory authority, except, in the case of clauses (i), (iii) and (iv) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)

No Consents Required.  No consent, approval, authorization, license, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Issuer and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and compliance by the Issuer and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) such consents, approvals, authorizations, orders and registrations or qualifications as may be required (A) under applicable national or state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (B) under the rules and regulations of the Luxembourg Stock Exchange with respect to the listing thereon of the Securities, (ii) notification to the Czech Securities Commission of the issuance of the Securities as a foreign issue under Section 3(3) of Czech Act No. 190/2004 Coll., on Bonds, (iii) registration of the Security Pledge relating to the Issuer’s principal trademarks in the register of trademarks maintained by the Czech Industrial Property Office, under Article 17 of Czech Act No. 441/2003, Collection of Laws, on Trademarks and (iv) registration of the Security Pledge relating to the Issuer’s telecommunications network, in the form of a pledge of a "global asset" (véc hromadná), in the register of pledge under Article 158 of Czech Act No. 40/1964 Collection of Laws, the Civil Code, as amended, and Article 35b of Czech Act No. 358/1992, Collection of Laws, on Notaries and Their Activities (Notarial Rules).

(p)

Legal Proceedings.  Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Parent Guarantor or any of its subsidiaries is or may be a party or to which any property (including any license, certificate, permit or other authorization issued by any governmental or regulatory authority) of the Parent Guarantor or any of its subsidiaries is or may be the subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and, except as described in the Preliminary Offering Memorandum and the Offering Memorandum, no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Parent Guarantor or any of its subsidiaries, contemplated by any governmental or regulatory authority or threatened by others.

(q)

Independent Auditors.  Ernst & Young LLP, who have audited certain financial statements of the Parent Guarantor and its subsidiaries, are independent auditors with respect to the Parent Guarantor and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

(r)

Title to Real and Personal Property.  The Parent Guarantor and its subsidiaries validly own, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Parent Guarantor and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Parent Guarantor and its subsidiaries, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) arise under the Security Documents or the Issuer’s existing senior secured credit facility.

(s)

Title to Intellectual Property.  The Parent Guarantor and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; to the best of their knowledge, the conduct of their respective businesses will not conflict in any material respect with any such rights of others; and the Parent Guarantor and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others and are unaware of any facts which would form a reasonable basis for any such claim, except for claims and conflicts that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)

Investment Company Act.  Neither the Parent Guarantor nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(u)

Passive Foreign Investment Company.  Neither the Parent Guarantor nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum none of them expects to become, a “passive foreign investment company” as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(v)

Taxes.  The Parent Guarantor and its subsidiaries have paid all national, regional, local and other taxes and filed all tax returns required to be paid or filed through the date hereof; and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Parent Guarantor or any of its subsidiaries, or any of their respective properties or assets.

(w)

Licenses and Permits.  The Parent Guarantor and its subsidiaries possess all licenses, certificates, permits, concessions, franchises, orders, approvals and other authorizations issued by, and have made all declarations and filings with, the appropriate national, regional, local or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Preliminary Offering Memorandum and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Parent Guarantor nor any of its subsidiaries has received notice of, or has any reason to believe that any governmental or regulatory authority is contemplating effecting, any revocation, suspension, termination, expiration or modification of any such license, certificate, permit, concession, franchise, order, approval or authorization, has any reason to believe that any such license, certificate, permit, concession, franchise, order, approval or authorization will not be renewed or extended in the ordinary course, or has any intention to effect, or is otherwise contemplating effecting, any release, surrender or transfer of any such license, certificate, permit, concession, franchise, order or approval or authorization or any other action that would result in the Parent Guarantor and its subsidiaries ceasing to have the benefit thereof.

(x)

Licenses and Interconnection Agreements.  The decisions of the Czech Telecommunications Office (“CTU”) Nos. 5379/2002-610 and 8951/2002-610 are in full force and effect and permit the Issuer to operate its GSM network and provide wireless telecommunications services as described in the Offering Memorandum, and there are no pending legal, governmental or regulatory investigations, actions, suits or proceedings with respect to such Decisions and no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; the interconnection agreements described in the Offering Memorandum under the caption "Industry―Regulatory overview and licenses―Interconnection" and "Business―Operations―Operating processes" are in full force and effect.

(y)

No Labor Disputes.  No labor disturbance by or dispute with employees of the Parent Guarantor or any of its subsidiaries exists or, to the best knowledge of the Issuer and each of the Guarantors, is contemplated or threatened.

(z)

Compliance With Environmental Laws.  The Parent Guarantor and its subsidiaries (i) are in compliance with any and all applicable national, regional, local and other laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received any notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)

Compliance With Employee Arrangements.  Each benefit and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Parent Guarantor or any of its subsidiaries or any of their respective affiliates for current or former employees or directors of, or independent contractors with respect to, the Parent Guarantor or any of its subsidiaries or any of their respective affiliates, or with respect to which any of such entities could reasonably be expected to have any current, future or contingent liability or responsibility, has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations; and the Parent Guarantor and each of its subsidiaries and any of their respective affiliates have complied in all material respects with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements.

(bb)

Accounting Controls.  The Parent Guarantor and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the U.S. and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)

Insurance.  The Parent Guarantor and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are in the reasonable judgment of the Parent Guarantor adequate to protect the Parent Guarantor and its subsidiaries and their respective businesses; and none of the Parent Guarantor or any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew or cause to be renewed its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(dd)

No Unlawful Payments.  The operations of the Parent Guarantor and its subsidiaries have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Netherlands, the Czech Republic and the European Union and any related or similar statutes, rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer and each of the Guarantors, threatened, and none of the Parent Guarantor, or any of its subsidiaries, or to the best knowledge of the Issuer and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Parent Guarantor, or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds,  (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful payment, including any bribe, rebate, payoff, influence payment or kickback.

(ee)

Solvency.  On and immediately after the Closing Date, the Issuer and each of the Guarantors (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Offering Memorandum) will be Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the respective assets of each of the Issuer and the Guarantors is not less than the total amount required to pay the respective liabilities of each of the Issuer and the Guarantors on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) each of the Issuer and the Guarantors is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the Offering Memorandum, each of the Issuer and the Guarantors is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) neither the Issuer nor any of the Guarantors is engaged in any business or transaction, or proposes to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Issuer or such Guarantor is engaged; and (v) neither the Issuer nor any of the Guarantors is a defendant in any civil action that would result in a judgment that the Issuer or such Guarantor is or would become unable to satisfy.

(ff)

No Restrictions on Subsidiaries.  Except as described in the Offering Memorandum and except for restrictions set forth in the Issuer’s existing senior secured credit facility, no subsidiary of the Parent Guarantor is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Parent Guarantor, from making any other distribution on such subsidiary’s capital stock, from repaying to the Parent Guarantor any loans or advances to such subsidiary from the Parent Guarantor or from transferring any of such subsidiary’s properties or assets to the Parent Guarantor or any other subsidiary of the Parent Guarantor, except pursuant to the terms of the Senior Credit Facility and the Intercreditor Agreement.

(gg)

No Broker’s Fees.  None of the Parent Guarantor or any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement and as otherwise previously disclosed to the Initial Purchasers) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(hh)

Rule 144A Eligibility.  On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and the Preliminary Offering Memorandum, as of its date, contains, and the Offering Memorandum, as of its date, will contain, all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(ii)

No Integration.  Neither the Issuer nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(jj)

No General Solicitation or Directed Selling Efforts.  None of the Issuer or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(kk)

Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex A hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(ll)

No Substantial U.S. Market Interest.  There is no “substantial U.S. market interest” as defined in Rule 902(j) of Regulation S in any of the Parent Guarantor’s or its subsidiaries’ respective debt or equity securities.

(mm)

No Stabilization.  Neither the Parent Guarantor nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities (it being understood that the Parent Guarantor and its subsidiaries are not making any representation as to any such actions taken by the Initial Purchasers).

(nn)

Stabilization Notice.  The Issuer has been informed of the existence of the United Kingdom Financial Services Authority stabilizing guidance contained in Section MAR 2, Ann 2G of the Handbook of rules and guidance issued by the Financial Services Authority.  None of the Parent Guarantor or its subsidiaries has taken any action or omitted to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided under the Financial Services and Markets Act 2000 (“FMSA”).

(oo)

Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuer as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the U.S. Federal Reserve System or any other regulation of such Board of Governors.

(pp)

Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum and the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq)

Exchange Listing.  Application has been made to list the Securities on the Luxembourg Stock Exchange and, in connection therewith, the Issuer has caused to be prepared and submitted to the Luxembourg Stock Exchange a listing application with respect to the Securities (the “Listing Application”).

(rr)

Statistical and Market Data.  The statistical, market-related, country-related, industry and similar data included in the Preliminary Offering Memorandum and the Offering Memorandum is based on or derived from sources that, to the knowledge of the Issuer and each of the Guarantors, are reliable and accurate, and the disclosure of such data in the Preliminary Offering Memorandum and the Offering Memorandum is not misleading in any material respect (it being understood that certain market-related data is derived from publicly available information provided by the Issuer’s competitors, which is presumed accurate).

(ss)

Stamp Taxes.  Except as disclosed in the Offering Memorandum, and to the best knowledge of the Parent Guarantor, no stamp or other issuance or transfer taxes or duties, and no capital gains, income, withholding or other taxes are payable to any taxing authority in any of the Netherlands, the Czech Republic, Luxembourg, the United Kingdom and the United States by or on behalf of the Initial Purchasers merely by virtue of the purchase by them of the Securities, or merely by virtue of the sale and delivery by the Initial Purchasers of the Securities to investors in the manner contemplated by this Agreement.

(tt)

No Withholding Tax. Except as disclosed in the Offering Memorandum, all interest on the Securities may under the current laws and regulations of the Netherlands and the Czech Republic or any political subdivision or any authority or agency therein or thereof having power to tax, or of any other jurisdiction in which the Issuer is otherwise resident for tax purposes or any jurisdiction from or though which a payment is made (each a “Relevant Taxing Authority”) be paid in euro that may be freely transferred out of the Relevant Taxing Jurisdiction and all such interest on the Securities will not be subject to withholding taxes under the current laws and regulations of the Relevant Taxing Jurisdiction and are otherwise payable free and clear of any other tax, withholding or deduction in the Relevant Taxing Jurisdiction and without the necessity of obtaining any governmental authority in the Relevant Taxing Jurisdiction.

(uu)

U.S. Jurisdiction.  The Issuer and each of the Guarantors has the power to submit, and has or in the case of all of the Transaction Documents governed by New York law other than this Agreement, will have, at the Closing Date, legally, validly, effectively and irrevocably submitted, to the personal jurisdiction in any U.S. Federal or state court in the Borough of Manhattan in The City of New York, New York (each, a “New York Court”), and has the power to designate, appoint and empower and has, or will have, at the Closing Date legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under the Transaction Documents in any New York Court, as provided in the Transaction Documents.

(vv)

Distribution in Compliance with FSMA.  Neither the Parent Guarantor nor any of its subsidiaries has distributed and, prior to the later to occur of (i) the Closing Date and (ii) the completion of the distribution of the Securities, will not distribute any material in connection with the offering and sale of the Securities other than the Preliminary Memorandum or the Final Memorandum or other materials, if any, permitted by the Securities Act and FMSA (or regulations promulgated pursuant to the Securities Act or FSMA) and approved by J.P. Morgan Securities Inc.

(ww)

Dutch Exemption Regulation.  Neither the Issuer nor any of the Guarantors has distributed the Offering Memorandum or offered the Securities in The Netherlands, other than to persons who trade or invest in securities in the conduct of their profession or trade as referred to in Article 2 of the exemption regulation issued under the 1995 act on the supervision of the securities trade (Vrijstellingsregeling Wet toezicht effectenverkeer 1995), which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, other institutional investors and commercial enterprises, which as an ancillary activity regularly invest in securities.

(xx)

Czech Transfer Restrictions.  No approval of the terms and conditions of the Securities has been obtained from the Securities Commission of the Czech Republic (the "Czech Securities Commission") under the Act of the Czech Republic No. 190/2004 Coll., on Bonds (the "Czech Bonds Act").  No action has been taken (including the obtaining of the prospectus approval from the Czech Securities Commission and the application for admission to trading on a regulated market (as defined in Section 37 of Act of the Czech Republic No. 256/2004 Coll., on Conducting Business in the Capital Market (the "Czech Capital Market Act")) for the purposes of the Securities to qualify as listed securities within the meaning of Section 44(1) of the Czech Capital Market Act.   The Issuer has not offered or sold, and will not offer or sell, any Securities in the Czech Republic through a public offering, being – subject to several exemptions set out in the Czech Capital Market Act – any conduct by which a broader circle of persons have communicated to them sufficient information on the securities being offered and the terms under which they may acquire the securities and which the investor needs to make a decision to subscribe for, or purchase, such securities.   The Issuer has complied and will comply with all the requirements of the Czech Capital Market Act and the Czech Bonds Act and has taken, and will take, no action which would result in the Securities being deemed to be issued in the Czech Republic or a permit, registration, filing or notification of the Czech Securities Commission or other authorities in the Czech Republic being required in respect of the Securities in accordance with the Czech Capital Market Act, the Czech Bonds Act or the practice of the Czech Securities Commission.  The Issuer has complied, and will comply, with all the laws of the Czech Republic in respect of the Securities (including the laws applicable to the provision of investment services (within the meaning of the Czech Capital Market Act) in the Czech Republic).

4.

Further Agreements of the Issuer and the Guarantors.  The Issuer and each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a)

Delivery of Copies.  The Issuer will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.

(b)

Amendments or Supplements.  Before making or distributing any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum, the Issuer will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed amendment or supplement for review, and will not distribute any such proposed amendment or supplement to which the Representatives reasonably object (with notice of such objection to be given to the Issuer following a reasonable period of review).

(c)

Notice to the Representatives.  The Issuer will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Issuer or any Guarantor of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose prior to the completion of the initial offering of the Securities; and the Issuer will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(d)

Ongoing Compliance of the Offering Memorandum.  If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Issuer will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(e)

Blue Sky Compliance.  The Issuer will arrange, to the extent necessary, to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Issuer nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(f)

Clear Market.  During the period from the date hereof through and including the date that is 120 days after the date hereof, the Issuer and each of the Guarantors will not, without the prior written consent of J.P. Morgan Securities Inc., offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuer or any of the Guarantors and having a tenor of more than one year.

(g)

Use of Proceeds.  The Issuer and the Guarantors will apply the net proceeds from the sale of the Securities as described in the Offering Memorandum under the heading “Use of Proceeds”.

(h)

Supplying Information.  While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer and each of the Guarantors will, during any period in which the Issuer is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act and is not relying upon the exemption from such Sections 13 and 15(d) that is contained in Rule 12g3-2(b) under the Exchange Act, furnish to any holder of the Securities and any prospective purchaser of the Securities designated by such holder, upon the request of such holder or such prospective purchaser, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(i)        No Integration.  Neither the Issuer nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(j)

No General Solicitation or Directed Selling Efforts.  None of the Issuer or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(k)

No Stabilization.  Neither the Issuer nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization (except with the consent of the Initial Purchasers) or manipulation of the price of the Securities (it being understood that the Parent Guarantor and its subsidiaries are not making any covenant or agreement as to any such actions taken by the Initial Purchasers).

(l)

Exchange Listing.  The Issuer will use its reasonable best efforts to list, subject to notice of issuance, the Securities on the Luxembourg Stock Exchange.  If the Securities cease to be listed or are not approved for listing on the Luxembourg Stock Exchange, the Issuer shall use its reasonable best efforts to promptly list such Securities on a stock exchange to be agreed upon among the Issuer and the Initial Purchasers.

(m)

Taxes.  The Issuer and each of the Guarantors will, jointly and severally, indemnify and hold harmless the Initial Purchasers against any documentary, stamp or similar issuance tax, if any, including without limitation, any interest and penalties, on the creation, issuance and sale of the Securities and on the execution and delivery of this Agreement.

5.

Conditions of Initial Purchasers’ Obligations.  The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Issuer and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)

Representations and Warranties.  The representations and warranties of the Issuer and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct on and as of such date); and the statements of the Issuer, each of the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)

No Downgrade.  Subsequent to the execution and delivery of this Agreement, (i) no downgrading (or indication of potential downgrading) shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Parent Guarantor or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Parent Guarantor or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c)

No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, (i) there has not been any change in the capital stock or long-term debt of the Parent Guarantor or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Parent Guarantor or any of its subsidiaries on any class of capital stock, (ii) there has not been any material adverse change in or affecting the business, properties, management, financial position, results of operations or prospects of the Parent Guarantor and its subsidiaries taken as a whole; (iii) none of the Parent Guarantor or any of its subsidiaries has entered into any transaction or agreement that is material to the Parent Guarantor and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Parent Guarantor and its subsidiaries taken as a whole; and (iv) none of the Parent Guarantor or any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Offering Memorandum (excluding any amendment or supplement thereto), the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

(d)

Certificate.  The Representatives shall have received on and as of the Closing Date a certificate of Alexander Tolstoy, member of the Board of Management of the Parent Guarantor and Chief Executive Officer of the Issuer, and Muriel Anton, Chief Financial Officer of the Issuer, in the form set forth in Annex B hereto.

(e)

Comfort Letters.  On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Issuer, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Preliminary Offering Memorandum and the Offering Memorandum; provided that the comfort letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f)

Opinion of Counsel for the Issuer.

(i)

Pillsbury Winthrop LLP, special U.S. counsel for the Issuer and the Guarantors, shall have furnished to the Representatives, at the request of the Issuer and the Guarantors, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto;

(ii)

Salans, v.o.s., special Czech counsel for the Issuer and the Guarantors, shall have furnished to the Representatives, at the request of the Issuer and the Guarantors, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto; and

(iii)

Stibbe New York B.V. P.C., Dutch counsel for the Issuer and the Guarantors, shall have furnished to the Representatives, at the request of the Issuer and the Guarantors, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex E hereto.

(iv)

Norton Rose, U.K. counsel for the Issuer and the Guarantors, shall have furnished to the Representatives, at the request of the Issuer and the Guarantors, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex F hereto.

(g)

Opinion of Counsel for the Initial Purchasers.  The Representatives shall have received on and as of the Closing Date from (i) Cravath, Swaine & Moore LLP, U.S. counsel for the Initial Purchasers, (ii) Allen & Overy, Praha Advokatni kancelar, Czech counsel for the Initial Purchasers, (iii) Allen & Overy LLP, Dutch counsel for the Initial Purchasers and (iv) Allen & Overy LLP, U.K. counsel for the Initial Purchasers, opinions with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)

No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any national, regional, local or other governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any national, regional, local or other or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(i)

Corporate Existence.  The Representatives shall have received on and as of the Closing Date satisfactory evidence of the existence of the Issuer and each Guarantor in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(j)

Security Documents.  The Security Documents shall have been duly executed and delivered by the parties thereto, the security interests created pursuant thereto shall be effective and the Joint Security Agent shall hold a first-priority security interest in (or there shall exist evidence acceptable to J.P. Morgan Securities Inc. that, immediately after the payment and delivery described in Section 2(a) of this Agreement, all such Security Documents will be executed and delivered by the parties thereto, the security interests created pursuant thereto will be effective and the Joint Security Agent will hold a first-priority security interest in (in which case the Issuer and the Guarantors will cooperate with the Joint Security Agent to ensure that all such Security Documents are promptly and duly executed and delivered)) (i) the share capital of the Issuer owned by Oskar Finance, (ii) the share capital of Oskar Finance, (iii) the principal trademarks of the Issuer, (iv) the telecommunications network of the Issuer, (v) the receivables from bank account maintenance agreements of the Issuer, (vi) certain insurance proceeds due the Issuer, (vii) the bank accounts of the Parent Guarantor and (viii) the bank accounts of Oskar Finance, in each case, perfected to the fullest extent possible on the Closing Date for the benefit of the Joint Security Agent as joint creditor with the holders of the Securities and which, as of the Closing Date, will not be subject to any prior or pari passu ranking security, other than sharing in the first-priority liens and security interests on a pari passu basis with the Senior Credit Facility pursuant to the Security Documents, except as described in the Offering Memorandum under the heading "Description of notes―Security".

(k)

Intercreditor Agreement.  The Representatives shall have received evidence satisfactory to them that the Intercreditor Agreement shall have been duly executed and delivered by the parties thereto and shall have become effective on or prior to, and as of, the Closing Date.

(l)

Senior Credit Facility.  The Representatives shall have received evidence satisfactory to them that the Senior Credit Facility shall have been duly executed and delivered by the parties thereto and shall have become effective on or prior to, and as of, the Closing Date.

(m)

Additional Documents.  On or prior to the Closing Date, the Parent Guarantor and its subsidiaries shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(n)

Exchange Listing.  Application shall have been made to list the Securities on the Luxembourg Stock Exchange.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

6.

Indemnification and Contribution.

(a)

Indemnification of the Initial Purchasers.  The Issuer and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Issuer in writing by such Initial Purchaser through the Representatives expressly for use therein.

(b)

Indemnification of the Issuer.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuer, each of the Guarantors, their respective directors and officers, and each person, if any, who controls the Issuer or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Issuer in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: (x) the fifth paragraph on page (ii) concerning overallotment and stabilizing transaction and (y) under the heading "Plan of distribution", the third paragraph, concerning resales; the fourth and fifth sentences of the eighth paragraph, concerning market-making activity; and the tenth paragraph, concerning overallotment, stabilizing transactions and syndicate covering transactions.

(c)

Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and counsel to the Indemnified Person shall have concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Issuer, the Guarantors and any control persons of the Issuer and the Guarantors shall be designated in writing by the Issuer.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)

Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer and the Guarantors on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities.  The relative fault of the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)

Limitation on Liability.  The Issuer, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 6, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)

Non-Exclusive Remedies.  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

7.

Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Issuer, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange, Luxembourg Stock Exchange or the over-the-counter market; (ii) a general moratorium on commercial banking activities shall have been declared by U.S. federal, New York State, United Kingdom, Luxembourg, Dutch or Czech authorities; (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States, United Kingdom, Luxembourg, the Netherlands or the Czech Republic; (iv) there shall have occurred a change or development involving a prospective change in the United States, United Kingdom, Luxembourg, the Netherlands or Czech Republic taxation affecting the Securities or the transfer thereof or the imposition of exchange controls by the United States, United Kingdom, Luxembourg, the Netherlands or Czech Republic; or (v) there shall have occurred any outbreak or escalation of hostilities involving the United States, the United Kingdom, Luxembourg, the Netherlands or Czech Republic or the declaration by the United States, the United Kingdom, Luxembourg, the Netherlands or the Czech Republic of a national emergency or war or any change or the occurrence of any calamity or crisis or any change in financial, political or economic conditions or currency exchange rules or controls in the United States, the United Kingdom, Luxembourg, the Netherlands, the Czech Republic or elsewhere that, in the reasonable judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

8.

Defaulting Initial Purchaser.    If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuer on the terms contained in this Agreement.  If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Issuer shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Issuer may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes.  As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 8, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)

If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuer shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)

If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers.  Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Issuer or the Guarantors, except that the Issuer and the Guarantors will continue to be liable for the payment of expenses as set forth in Section 9 hereof  (except the expenses of any defaulting underwriter) and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d)

Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuer, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

9.

Payment of Expenses.    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuer and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Issuer’s and the Guarantors’ respective counsel and of the Issuer’s and the Guarantors’ independent accountants; (v) all reasonable and documented fees, disbursements and other charges of the Initial Purchasers' U.S., English, Czech and Dutch counsel; (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vii) any fees charged by rating agencies for rating the Securities; (viii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (ix) all expenses and application fees incurred in connection with the application for the listing of the Securities on the Luxembourg Stock Exchange and book-entry transfer by Euroclear and Clearstream, Luxembourg; (x) all expenses incurred by the Issuer or any of the Guarantors in connection with any “road show” presentation to potential investors (xi) the fees and expenses of any Authorized Agent (as defined in Section 13(c) hereof); (xii) the costs and charges of any transfer agent, paying agent or registrar; and (xiii) all stamp or other issuance or transfer taxes or governmental duties, if any, payable by the Initial Purchasers in connection with the offer and sale of the Securities to the Initial Purchasers and resales thereof by the Initial Purchasers.

(b)

If (i) this Agreement is terminated pursuant to Section 7, (ii) the Issuer for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Issuer and each of the Guarantors jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) incurred by the Initial Purchasers in connection with this Agreement and the transactions contemplated hereunder.

10.

Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 6 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

11.

Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Issuer, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and, except as set forth in Section 8(c) above, shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuer, the Guarantors or the Initial Purchasers.

12.

Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in London, Amsterdam, Prague or New York; (c) the term “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended; and (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

13.

Miscellaneous.    (a)   Authority of the Representatives.  Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.

(b)

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Initial Purchasers shall be given to the Representatives c/o J.P. Morgan Securities Inc., 125 London Wall, London, EC2Y 5AJ (fax: (+44) 207 777 4676, Attention: Chris Munro); ABN AMRO Bank N.V., 250 Bishopsgate, London EC2M 4AA (fax: (+44) 207 678 6484, Attention: FM Legal); UBS Limited, 1 Finsbury Avenue, London EC2M 2PP (fax: (+44) 207 568 4800, Attention: Debt Capital Markets – High Yield Desk) and WestLB AG, London Branch, Woolgate Exchange, 25 Basinghall Street, London EC2V 5HA, (fax: (+44) 207 020 2494, Attention: Legal Department).  Notices to the Issuer and the Guarantors shall be given to them at Oskar Mobil a.s., Vinohradska 167, 100 00 Praha 10, Czech Republic (fax +420 776 971 956, Attention: General Counsel and Chief Financial Officer).

(c)

Governing Law and Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

The Issuer and each of the Guarantors irrevocably (i) agree that any legal suit, action or proceeding against the Issuer or any of the Guarantors brought by any Initial Purchaser or by any person who controls any Initial Purchaser arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court and (ii) waive, to the fullest extent they may effectively do so, any objection which they may now or hereafter have to the laying of venue of any such proceeding.  The Issuer and each of the Guarantors have appointed CT Corporation, 111 Eighth Avenue, New York, New York 10011 as their authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Initial Purchaser or by any person who controls any Initial Purchaser, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto.  Such appointment shall be irrevocable.  The Issuer and each of the Guarantors represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Issuer and each of the Guarantors shall be deemed, in every respect, effective service of process upon the Issuer and each of the Guarantors.

(d)

Waiver of Immunity and Trial by Jury.  The Issuer, each of the Guarantors and each of the Initial Purchasers hereby irrevocably waive, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement, any of the other Transaction Documents or any of the transactions contemplated hereby or thereby.  The Issuer, each of the Guarantors and each of the Initial Purchasers hereby irrevocably waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

(e)

Currency.  To the fullest extent permitted by law, the obligations of the Issuer or the Guarantors in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the equivalent amount in the currency in which the loss or damage of the party entitled to receive such payment or the obligations of the Issuer or the Guarantors is denominated, based on the spot rate of exchange in London at which the party entitled to receive such payment converts or could have converted in accordance with its normal procedures, such currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment.  If the amount in the relevant currency that is or could be so converted for any reason falls short of the amount originally due, the Issuer or the Guarantors will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall.  Any obligation of the Issuer or the Guarantors not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

(f)

Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g)

Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)

Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(i)

Engagement Letter.  All terms and provisions of the engagement letter dated September 3, 2004, among J.P. Morgan Securities Ltd., UBS Limited, ABN AMRO Bank N.V., the Parent Guarantor and the Issuer, are superseded by this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

OSKAR MOBIL a.s.

By_______________________

     Title:

OSKAR HOLDINGS N.V.

By_______________________
     Title:

OSKAR FINANCE B.V.

By_______________________
                                                                                         Title:

Accepted: October __, 2004

J.P. MORGAN SECURITIES INC.

By___________________________

Authorized Signatory

ABN AMRO BANK N.V.

By

Authorized Signatory

UBS LIMITED

By

Authorized Signatory

WESTLB AG, LONDON BRANCH

By

Authorized Signatory

For themselves and on behalf of the

several Initial Purchasers listed

in Schedule 1 hereto.

Schedule 1

Initial Purchaser	Principal Amount
J.P. Morgan Securities Inc.	€171,112,500
ABN AMRO Bank N.V.	€ 75,318,750
UBS Limited	€ 75,318,750
WestLB AG, London Branch	€ 3,250,000
Total	€325,000,000

Schedule 2

Subsidiaries of the Parent Guarantor

Company	Jurisdiction of Organization
Oskar Finance B.V.	The Netherlands
Oskar Mobil a.s.	Czech Republic

ANNEX A

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)

Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)

Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)

Such Initial Purchaser and its affiliates has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)

None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)

At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser and its affiliates will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.  Terms used above have the meanings given to them by Regulation S.”

(iv)

Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Issuer.

A-1

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)

Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)

neither it nor any of its affiliates has offered or sold and, prior to the date six months after the Closing Date, will offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995 (as amended);

(ii)

it and its affiliates have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FMSA) received by it and them in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Guarantors; and

(iii)

it and its affiliates have complied and will comply with all applicable provisions of the FSMA with respect to anything done by it and them in relation to the Securities in, from or otherwise involving the United Kingdom.

(d)

Each Initial Purchaser acknowledges that no action has been or will be taken by the Issuer that would permit a public offering of the Securities, or possession or distribution of the Preliminary Offering Memorandum, the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

(e)

Each Initial Purchaser acknowledges and agrees that:

(ii)

neither it nor any of its affiliates will issue, offer, transfer or sell the Notes in the Czech Republic as part of their initial distribution.

(iii)

neither it nor any of its affiliates will offer the Notes in The Netherlands, as part of their initial distribution, other than to persons who trade or invest in securities in the conduct of their profession or trade as referred to in Article 2 of the exemption regulation issued under the 1995 act on the supervision of the securities trade (Vrijstellingsregeling Wet toezicht effectenverkeer 1995), which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, other institutional investors and commercial enterprises, which as an ancillary activity regularly invest in securities.

A-2